UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:

February 6, 2006

BAIRNCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-8120

 13-3057520

(State or other jurisdiction of        (Commission

(IRS Employer

incorporation or organization)        File Number)

Identification No.)

300 Primera Boulevard, Suite 432, Lake Mary,   FL  32746

(Address of principal executive offices)       (Zip Code)

(407) 875-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

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ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Bairnco Corporation (the “Corporation”) is filing herewith a press release issued on Friday, February 3, 2006, as Exhibit 99 which is incorporated by reference herein.  This press release was issued to report that that on January 26, 2006, the Board of Directors of the Corporation authorized an additional $2.3 million bringing the total available to $5,000,000 for management to continue its stock repurchase program subject to market conditions and the capital requirements of the business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:

/s/ Kenneth L. Bayne

Kenneth L. Bayne

Chief Financial Officer

Date:

February 6, 2006

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EXHIBIT INDEX

Exhibit

Description

99

Press Release

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